U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2009

AMERICAN POST TENSION, INC.

(Exact name of registrant as specified in charter)

                                                                                                                                  Delaware                                    000-50090                                                     13-3926203
                                                                                                                             (State or other                                     (Commission File                                           (I.R.S. Employer
                                                                                                              of jurisdiction incorporation)                                  Number)                                                 Identification No.)

1179 Center Point Drive, Henderson, NV                 89074

(Address of principal executive office)                     (Zip Code)

Registrant's telephone number, including area code:     (702) 565-7866

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Review.

     On August 19, 2009, the Registrant filed its Form 10-Q for the quarter ended June 30, 2009, which contained formatting errors as well as a number of typographical and reference errors from the financial statements., making the financial information contained in that report difficult to read and unreliable. After consultation with the Company’s independent auditor, Berman, Hopkins, Wright & LaHam, CPAs & Associates, LLP, the Board of Directors concluded that it was appropriate to review and revise the Form 10-G for the quarter as filed. As a result, management has revised and restated the Form 10-Q financial information and the report as filed, and, after a review by the independent auditors, has filed a Form 10-Q/A audited quarterly report for the quarter ended June 30, 2009 on September 23, 2009. The Form 10-Q as filed with the Commission on August 19, 2009 should no longer be relied on and the Form 10-Q/A filed on September 23, 2009 should be relied on in its place.

     Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

American Post Tension, Inc.

Date: October 5, 2009                                                By: /s/ Edward Hohman

Name: Edward Hohman

Chairman and Chief Executive Officer